SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report September 26, 1997
                        (Date of earliest event reported)

                        HOSPITAL STAFFING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

   FLORIDA                          1-11131               59-2150637
   (State or other jurisdiction     (Commission           (I.R.S. Employer
   of incorporation)                File Number)          Identification Number)

                      6245 North Federal Highway, Suite 500
                       Fort Lauderdale, Florida 33308-1900
                    (Address of principal executive offices)

                                 (954) 771-0500
               Registrant's telephone number, including area code












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                HOSPITAL STAFFING SERVICES, INC. AND SUBSIDIARIES
                                    FORM 8-K

ITEM 5. OTHER EVENTS
--------------------


PRESS RELEASE ISSUED SEPTEMBER 26, 1997:

Fort Lauderdale, Florida, September 26, 1997 - Hospital Staffing Services, Inc. (NYSE: HSS) today reported that it expects to record a charge of approximately $3 million against its results for the third quarter ended August 31, 1997, and that its liquidity has been materially and adversely affected by the Medicare program's recoupment of payments to the Company's New England medicare home care provider. This charge and the Medicare payment recoupment, which was implemented on September 19, 1997, are related to notices of Overpayments After Final Settlement received by the Company from the Medicare program relating to the Company's New England home care operations for fiscal years 1993 and 1994, which are in excess of recorded reserves. The Medicare program seeks recoupment of such alleged overpayments in the amount of approximately $4.8 million from cash payments otherwise due to the Company's New England home care provider for services provided in 1996 and 1997.

The Company continues to contest the overpayment and to seek relief from the Medicare payment recoupment through all means including the program's administrative appeals process. The Company also has under consideration alternative means to augment its short term liquidity to fund current operations, including the possibility of assets sales, cash infusions from strategic and/or financial partners, and possible business combinations. The Board of Directors of the Company has also authorized management to explore the possibility of a protective bankruptcy filing. There can be no assurance that the Medicare payment recoupment will be lifted administratively, or that the Company will be able to raise sufficient cash to continue to fund its operations. If the Company is unable to fund its operations, the Company's ability to continue as a going concern may be adversely affected.

Hospital Staffing Services, Inc., is a professional health care services and recruitment organization. The Company specializes in the provision of nursing services to patients at home and in health care institutions through a regional network of home health care offices; rehabilitative services; support services to an array of healthcare providers; and in the placement of medical personnel, on a temporary and interim basis, in hospitals and other health care facilities located throughout the United States and the U.S. Virgin Islands.



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                HOSPITAL STAFFING SERVICES, INC. AND SUBSIDIARIES
                                   SIGNATURES
                               SEPTEMBER 26, 1997


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


HOSPITAL STAFFING SERVICES, INC.


By:  /s/Ronald G. Huneycutt               Ronald G. Huneycutt, Vice President of
     Ronald G. Huneycutt                  Finance, Chief Financial Officer
                                          (principal accounting officer)
                                          Date:  September 29, 1997